Exhibit 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PRAECIS PHARMACEUTICALS
INCORPORATED Second Amended and Restated 1995 Stock Plan and Employee Stock Purchase Plan, of our report dated February 2, 2000, with respect to the financial statements of PRAECIS PHARMACEUTICALS INCORPORATED included in Amendment No. 6 to its Registration Statement (Form S-1 No. 333-96351), filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP


Boston, Massachusetts
April 26, 2000